                                                                     Exhibit 23












                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Salaried Associates Retirement Savings Plan of Canadian Timken, Limited of our report dated February 5, 1998, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10 - K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                              ERNST & YOUNG LLP



Canton, Ohio
August 28, 1998